Item 77C -
DWS S&P 500
Index Fund

Registrant
incorporates by
reference to its
Proxy Statement
filed on April 18,
2006
(Accession No.
0001193125-
06-082517).
A Special
Meeting of
Shareholders
(the "Meeting") of
DWS S&P 500
Index Fund (the
"Fund") was held
on May 5, 2006,
at the offices of
Deutsche Asset
Management,
Inc., 345 Park
Avenue, New
York, New York
10154. At the
Meeting, the
following matters
were voted upon
by the
shareholders (the
resulting votes
are presented
below).
I.	Election of
Trustees.
("Number of
Votes"
represents
all funds
that are
series of
DWS
Investment
Trust.)



Number of Votes:

For
Withheld
Henry P. Becton, Jr.
197,991,244.152
8,384,800.646
Dawn-Marie Driscoll
198,004,169.805
8,371,874.993
Keith R. Fox
197,921,453.939
8,454,590.859
Kenneth C. Froewiss
197,879,048.962
8,496,995.836
Martin J. Gruber
197,750,362.197
8,625,682.601
Richard J. Herring
197,887,720.225
8,488,324.573
Graham E. Jones
197,620,357.552
8,755,687.246
Rebecca W. Rimel
197,953,978.782
8,422,066.016
Philip Saunders, Jr.
197,686,623.053
8,689,421.745
William N. Searcy, Jr.
197,856,087.625
8,519,957.173
Jean Gleason
Stromberg
197,864,804.673
8,511,240.125
Carl W. Vogt
197,724,433.872
8,651,610.926
Axel Schwarzer
197,827,524.607
8,548,520.191

IV-A.	Approval of
an Amended
and
Restated
Declaration
of Trust.
(Number of
Votes"
represents
all funds
that are
series of
DWS
Investment
Trust.)

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
182,220,628.110
7,305,857.658
8,890,637.030
7,958,922.000

The Meeting was
reconvened on
June 1, 2006, at
which time the
following matters
were voted upon
by the
shareholders (the
resulting votes
are presented
below).
II-A.	Approval of
an Amended
and
Restated
Investment
Managemen
t Agreement
between the
Fund and
DeIM.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,545,554.004
1,066,999.330
1,707,571.552
482,142.000

II-D.	Approval of
a
Subadvisor
Approval
Policy.

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,273,543.168
1,275,262.429
1,771,319.289
482,142.000

III.	Approval of
Revised
Fundamenta
l Investment
Restrictions
on:
III-A.	Borrowing

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,178,972.332
1,271,353.312
1,869,799.242
482,142.000

III-B.	Senior
Securities

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,234,752.275
1,208,804.111
1,876,568.500
482,142.000

III-C.
	Concentra
tion

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,224,651.975
1,216,063.080
1,879,409.831
482,142.000

III-D.	Underwriting

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,242,228.130
1,200,382.494
1,877,514.262
482,142.000

III-E.	Real Estate

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,235,350.021
1,209,647.460
1,875,127.405
482,142.000

III-F.
	Commoditi
es

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,177,811.304
1,263,574.514
1,878,739.068
482,142.000

III-G.	Oil, Gas and
Mineral
Interests

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,208,092.163
1,232,126.066
1,879,906.657
482,142.000



III-H.	Lending

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,184,541.418
1,261,160.907
1,874,422.561
482,142.000

III-I.
	Diversifica
tion

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
23,248,465.952
1,194,353.685
1,877,305.249
482,142.000






*	Broker non-votes
are proxies
received by the
fund from brokers
or nominees
when the broker
or nominee
neither has
received
instructions from
the beneficial
owner or other
persons entitled
to vote nor has
discretionary
power to vote on
a particular
matter.